UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 14, 2004

ISCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-22302	36-3688459
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, ILLINOIS	60007
(Address of Principal Executive Offices)	(Zip Code)

(847) 391-9400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On December 14, 2004, the Company held its Annual Meeting of Stockholders (the “Meeting”). Copies of certain slides presented at the Meeting relating to the Company’s operations are attached as Exhibit 99.1 to this Report.

Item 8.01. Other Events.

At the Meeting, the following proposals were approved by the margins indicated:

		Number of Shares
		Voted For		Withheld
1.	To elect two Class II directors to the Board of Directors for a term of three (3) years and until his successor is duly elected and qualified and as may be modified by Proposal 2 below.(1)
	Amr Abdelmonem	151,742,260		1,842,694
	Tom Powers	151,701,168		1,883,786

		Number of Shares
		Voted For	Against	Abstain
2.	To approve an amendment to the Company’s Certificate of Incorporation to eliminate the classification of the Board of Directors.	151,675,952	1,310,212	598,790

3.	To ratify the appointment of Grant Thornton LLP as the independent auditors of the Company’s financial statements for the fiscal year ending December 31, 2004.	152,334,218	686,478	564,258

(1)	As a result of the adoption of Proposal 2 to eliminate the classification of the Board of Directors, Dr. Abdelmonem and Mr. Powers have each waived the length of their terms such that their terms will expire at the 2005 Annual Meeting of Stockholders and until their successors are duly elected and qualified. They will each stand for election for a one-year term beginning at the 2005 Annual Meeting of Stockholders and each Annual Meeting thereafter.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibits are filed with this Form 8-K:

(c)	Exhibit No.	Description
	99.1	Presentation Slides dated December 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL, INC.

Date: December 16, 2004	By:	/s/ Frank Cesario
Frank Cesario
Chief Financial Officer

Index of Exhibits

Exhibit No.	Description
99.1*	Presentation Slides dated December 14, 2004.

*	Filed herewith